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                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

                                                   June 16, 1999


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
     U.S. GOVERNMENT ZERO COUPON BOND SERIES--3

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-26716 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President